Exhibit 99.1
Lime Energy Co. Reports Results for
Three-Month Period Ended March 31, 2009
Company reports another record quarter showing strong operating leverage
ELK GROVE VILLAGE, IL, May 12, 2009—Lime Energy Co. (NASDAQ: LIME), a leading provider of energy efficiency and renewable energy design/build solutions, today announced its results for the three-month period ended March 31, 2009.
“The first quarter marked another record quarter of performance for Lime Energy, with revenue up 60% from the first quarter of 2008 on a pro forma basis,” stated David Asplund, Chief Executive Officer. “This increase was across our customer base with sales to commercial and industrial customers more than doubling and revenue from federal, state and local governments through our ESCO partners increasing by more than 40%. In addition to top-line growth, we continued to see strong operating leverage over first quarter 2008 on a pro forma basis with gross margins increasing by over 30% while SG&A increased only 1.8% resulting in a 40% improvement in our quarterly adjusted EBITDA loss. In addition to these financial accomplishments, we continued to build upon, and invest in, our platform by expanding our executive management team, hiring several additional key personnel, announcing our intent to divest the Energy Technology Division and focusing on our rapidly growing Energy Efficiency Services business.”
“We are extremely excited about this platform we have built and the opportunity going forward,” continued Mr. Asplund. “We have an established national footprint with an extensive breadth of energy efficiency and renewable energy solutions, a scalable infrastructure to drive strong profitable growth and a clear, demonstrable path to profitability. Despite the continued difficult and uncertain environment, we have a large and growing base of corporate customers and ESCO partners and continue to sign contracts with new and existing customers. Therefore, we remain cautiously optimistic on the year and reaffirm our 2009 guidance,” concluded Asplund.
Results for the three-month period ended March 31, 2009:
•	Revenue of $13,724,758, an $11,477,922 or 511% increase when compared to the historical results for the first quarter of 2008 and a $5,118,445 or 60% increase over the pro forma results for the first quarter of 2008, assuming the acquisition of AEM had occurred on January 1, 2008.

•	Gross profit of $2,804,836 a $2,771,255 increase over the $33,581 earned in the prior year and $1,501,719 or 115% increase over the first quarter 2008 pro forma gross profit.

•	Gross profit margin of 20.4% as compared to 1.5% earned during the first quarter of 2008 and 15.1% earned during the first quarter of 2008 on a pro forma basis.

•	Adjusted EBITDA loss of $2,087,472, a $536,959 or 20.5% reduction from the loss of $2,624,431 recorded during the first quarter of 2008 and a $1,362,229 or 39.5% improvement from the pro forma loss of $3,429,617*.

•	Selling, General and Administrative expense increased 1.8% from the pro forma expense for the first quarter of 2008.

•	Loss from continuing operations of $3,215,974 an improvement of $187,031 or 5.5% from the loss of $3,403,005 for the first quarter of 2008 and a $1,963,802 or 37.9% improvement from the loss of $5,179,776 for the first quarter 2008 on a pro forma basis.

•	Loss from discontinued operations of $392,329, a $438,039 or 52.8% reduction from the $830,368 reported for the first quarter of 2008.

•	Net loss available to common stockholders of $4,164,092 compared to a loss of $4,233,373 for the first quarter of 2008 and a loss of $6,010,144 on a pro forma basis.

•	Basic and diluted loss per common share from continuing operations of $0.34 as compared to $0.44 per share for the first quarter of 2008 and $0.60 per share on a pro forma basis.

•	Basic and diluted loss per common share of $0.38 per share versus a loss of $0.55 per share for the first quarter of 2008 and $0.69 per share pro forma.

*	Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.
Business Highlights
•	Expanded executive management team and realigned organizational structure to more efficiently manage and grow our business

•	Announced intent to divest the Energy Technology Division to focus on the core Energy Efficiency Services business

•	Completed financial transactions announced last November closing on $10.6 million in gross proceeds in the first quarter

•	Completed key hires in sales and engineering

•	Announced and completed diverse energy efficiency projects with C&I and ESCO partners ranging from energy efficient LED lighting projects to weatherization and water conservation.
Financial Outlook
The company’s revenue continues to be seasonal in nature. We expect this pattern to continue in the second quarter with revenue projected to be between $16 million to $18 million representing a 48% to 67% increase with continued improvement in margins and a reduction in quarterly adjusted EBITDA loss compared to the second quarter of 2008 on a pro forma basis. We reaffirm the total revenue estimate for 2009 of between $80 million and $85 million with breakeven to positive adjusted EBITDA.

LIME ENERGY CO.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended March 31
		2008	2008
	2009	Historical	Pro forma (1)
Revenue	$13,724,758	$2,246,836	$8,606,313
Cost of sales	10,919,922	2,213,255	7,303,196

Gross profit	2,804,836	33,581	1,303,117

Selling, general and administrative	5,232,638	2,989,920	5,141,182
Amortization of intangibles	344,913	106,850	635,945

Operating Loss	(2,772,715)	(3,063,189)	(4,474,010)

Other income (expense)	(443,259)	(339,816)	(705,766)

Loss from continuing operations	(3,215,974)	(3,403,005)	(5,179,776)

Loss from discontinued operations	(392,329)	(830,368)	(830,368)

Net loss	$(3,608,303)	$(4,233,373)	$(6,010,144)

Preferred stock dividends	(555,789)	—	—

Net loss available to common stockholders	$(4,164,092)	$(4,233,373)	$(6,010,144)

Basic and diluted loss per common share from continuing operations	(0.34)	(0.44)	(0.60)

Discontinued operations	(0.04)	(0.11)	(0.10)

Discontinued operations Common Share	$(0.38)	$(0.55)	$(0.70)

Weighted Average Common Shares Outstanding	11,018,022	7,731,735	8,614,460

Adjusted EBITDA	$(2,087,472)	$(2,624,431)	$(3,449,701)

(1)	Assuming the acquisition of Applied Energy Management had taken place on January 1, 2008

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission. We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.
A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended March 31
		2008	2008
	2009	Historical	Pro forma (1)
Net loss	$(3,608,303)	$(4,233,373)	$(6,010,144)

Depreciation and amortization	603,057	313,878	899,429
Interest expense, net	443,259	339,816	705,766
Provision for income taxes	—	—	—

EBITDA	(2,561,987)	(3,579,679)	(4,404,949)

Share based compensation	474,515	955,248	955,248

Adjusted EBITDA	$(2,087,472)	$(2,624,431)	$(3,449,701)

(1)	Assuming the acquisition of Applied Energy Management had taken place on January 1, 2008
Additional Information
A full analysis of the three month results will be available in our 10-Q, which we will release on May 12, 2009 and made available on our website at www.lime-energy.com or on www.sec.gov.
Conference Call Information
Lime Energy Co. (Nasdaq: LIME), will hold a conference call on Tuesday, May 12th at 4:30 PM ET to discuss first quarter operating results.
Investors can access the call by calling toll free 866-543-6403and use passcode 29842125. International callers can dial 617-213-8896 and use the same passcode.
The call will be available for replay until August 12, 2009 by dialing toll free 888-286-8010 or 617-801-6888. The replay will require use of passcode 63041168.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).
About Lime Energy Co.
Lime Energy is a leading provider of energy efficiency and renewable energy design/build solutions. The Company performs energy efficiency engineering and consulting as well as the development and implementation of energy efficient lighting, HVAC, water, weatherization, and renewable energy solutions. Lime Energy’s clients include commercial and industrial businesses, building owners, property management companies as well as federal, state and local government agencies through energy service company (ESCO) partners. The company’s stock is traded on NASDAQ under the symbol LIME. Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.
Lime Energy Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.